                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 DEOTEXIS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  July 21, 1999



To the Stockholders of
DEOTEXIS, INC.:


         The annual meeting of the stockholders of Deotexis, Inc. (the "Company") will be held at the offices of the Company's counsel, Loeb & Loeb LLP, 345 Park Avenue, 18th Floor, New York, New York 10154, on Wednesday, July 21, 1999 at 2:00 P.M., for the purpose of considering and acting upon the following matters:

         (1) Election of directors.

         (2) Ratification of the selection of M.R. Weiser & Co. LLP ("M.R. Weiser") as auditors of the Company for the fiscal year ending December 31, 1999.

         (3) Such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on May 26, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

         You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, you are urged promptly to complete, date and sign the enclosed proxy and to mail it to the Company in the enclosed envelope, which requires no postage if mailed in the United States. Return of your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Dated:   New York, New York
         June 15, 1999

                                  By Order of the Board of Directors,


                                  GEROLD TEBBE, Secretary

                                 DEOTEXIS, INC.
                          885 THIRD AVENUE, SUITE 2900
                            NEW YORK, NEW YORK 10022

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------

         This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders on July 21, 1999 and at any adjournment thereof. June 15, 1999 is the approximate date on which this Proxy Statement and the accompanying form of proxy are first being mailed to stockholders.

         As of May 26, 1999, the record date for the meeting, the Company had outstanding 4,546,875 shares of Common Stock entitled to vote at the meeting (the "Common Stock"). Each share of Common Stock entitles its holder to one vote. The Company's Articles of Incorporation authorize the issuance of up to 15,000,000 shares of "blank check" preferred stock, no shares of which have been issued or are outstanding as of May 26, 1999. The proxy solicited by this Proxy Statement is revocable at any time before it is voted.

         The presence at the meeting in person or by proxy of the holders of fifty percent (50%) of the outstanding shares of the Company's Common Stock entitled to vote at the meeting constitutes a quorum. The election of directors is decided by a majority of the votes cast, as are all other proposals to be considered at the meeting.

         The proxies named in the enclosed form of proxy and their substitutes will vote the shares represented by the enclosed form of proxy, if the proxy appears to be valid on its face and, where a choice is specified by means of the ballot on the form of proxy, will vote in accordance with each specification so made.

                              ELECTION OF DIRECTORS

NOMINEES OF THE BOARD OF DIRECTORS

         The current Board of Directors is comprised of seven members, all of whom have been nominated by the Board of Directors for reelection at the annual meeting. The proxy will be voted as specified thereon and, in the absence of contrary instruction, will be voted for the reelection of Robert F. Wright, Gerold Tebbe, David F. Bolger, Aubrey L. Cole, Tony Kirk, Michael J. Rosenberg and Ira T. Wender as directors, to serve until the next annual meeting of stockholders in 2000 and until such time as their respective successors are duly elected and qualified. If any of the nominees should become unable to accept election, the persons named in the proxy may vote for such other person or persons as may be designated by the Board of Directors. Management has no reason to believe that any of the nominees named above will be unable to serve. Information with respect to each such nominee is set forth below:

                                DIRECTOR NOMINEES
                           (ALL TERMS EXPIRE IN 2000)


                                                                                       Age,
Name and Occupational Description                                                 June 15, 1999           Director Since
---------------------------------                                                 -------------           --------------
ROBERT F. WRIGHT.                                                                       73                 January 1998
Mr. Wright has been Chairman of the Company since January 1998.
Mr. Wright is currently a director or Chairman of several national and international financial and industrial companies, including
Hanover Direct, Inc., The Navigators Group, Inc. (where he is a member of the Compensation Committee of the Board of Directors),
Quadlogic Controls Corp., Reliance Standard Life Insurance Co.,
Rose Technology Group Limited, U.S. Timberlands Company, L.P.
(where he is a member of the Compensation Committee of the Board of Directors), Universal American Financial Corp. and GVA
Williams.  Mr. Wright is also a member of several charitable
Boards, including New York University, Town Hall Foundation,
Greenwich House Settlement, and the Council of Governing Boards.
Since 1988, Mr. Wright has managed his own investment and
consulting firm, Robert F. Wright Associates, Inc.  From 1948 to
1988, Mr. Wright was employed by Arthur Andersen LLP, with the position of Partner when he retired.  He was educated at Michigan
State University and New York University.



                                                                                       Age,
Name and Occupational Description                                                 June 15, 1999           Director Since
---------------------------------                                                 -------------           --------------
GEROLD TEBBE.                                                                           50                 October 1997
Mr. Tebbe has been a director, President, Treasurer and Secretary of the Company since October 1997, and has been Vice Chairman and Chief
Executive Officer of the Company since January 1998. Mr. Tebbe was born in
Langenenslingen, Germany, and has been self-employed as an inventor for the past twelve years, specializing in inventing, patenting and developing products combining his controlled-release technology with textiles and other applications. From 1970 to the late-1980s, Mr. Tebbe was President of Textil
Atelier K. Tebbe in Germany, a textile concern owned by his family specializing in textile design for woven and knitted materials, and the servicing of certain textile production equipment. Mr. Tebbe studied tailoring and passed the examinations of the Chamber of Industry and Commerce (IHK) in Reutlingen,
Germany; subsequently, he qualified as a master craftsman in textile design while employed in Albstadt-Tailfingen, Germany.



                                                                                       Age,
Name and Occupational Description                                                 June 15, 1999           Director Since
---------------------------------                                                 -------------           --------------
DAVID F. BOLGER .                                                                       66                 January 1998
Mr. Bolger has been a director of the Company since January 1998.
Mr. Bolger is the President of Bolger & Co., Inc.  Mr. Bolger
received his B.B.A. degree from the University of Pittsburgh in
1954.  After serving as a Contracting Officer in the U.S. Air
Force, Mr. Bolger relocated to New York, where he was employed as
Executive Assistant to Thomas Mellon Evans (H.K. Porter Co., Crane
Co. and Evans & Company) from 1956 to 1961.  From 1961 to 1963,
Mr. Bolger served as Vice President and Director of Broadstone
Realty Corporation (a wholly-owned subsidiary of Stone & Webster
Securities, Inc.) in New York City.  From 1963 to 1966, he was
employed by New York Securities Co. and its affiliate, New York
Securities Co., Inc., serving as director, officer and partner.
In 1966, Mr. Bolger founded Bolger & Co., Inc., which for the past
33 years has been active in the financing of fixed assets for major corporations and in various corporate activities, including leveraged buy-outs, Employee Stock Option Plans, and investing in under-valued industrial corporations, financial institutions and retail enterprises.  He is a director of Universal American
Financial Corp. (its affiliates include American Progressive Life and Health Insurance Company of New York and American Pioneer Life
Insurance Company of Florida), and Chairman, President and Chief
Executive Officer of FMB Holding Co., Inc. (Farmers & Merchant
State Bank, Boise, Idaho).  In addition to his business activities,
Mr. Bolgr is active in numerous charitable, philanthropic and professional organizations.



                                                                                       Age,
Name and Occupational Description                                                 June 15, 1999           Director Since
---------------------------------                                                 -------------           --------------
AUBREY L. COLE.                                                                         75                 January 1998
Mr. Cole has been a director of the Company since January 1998.
Since 1989, Mr. Cole has been a consultant for Aubrey Cole Associates, a management consulting services and investment concern. From 1986 to 1989, Mr.
Cole was the Vice Chairman of the Board of Directors of Champion International
Corporation (a publicly-traded forest products company), and from 1983 to 1993,
Mr. Cole was Chairman of Champion Realty Corporation (the land sales subsidiary of Champion International). Mr. Cole holds a B.B.A. from the University of Texas and serves on the Advisory Board of the University of Texas Business School.



                                                                                       Age,
Name and Occupational Description                                                 June 15, 1999           Director Since
---------------------------------                                                 -------------           --------------
TONY KIRK.                                                                              55                 January 1998
Mr. Kirk has been a director of the Company since January 1998, and Acting Chief Financial Officer since March 1999. Since August 1990, Mr. Kirk has been a partner in Kirk & Maeder, a management consulting firm in
Switzerland, providing advice on management buy-outs, turn-arounds, acquisitions, divestitures, public offerings of stock and other forms of venture capital, primarily to family-owned industrial and financial corporations. From
1987 to August 1990, Mr. Kirk was managing director of Societe Financiere de
Geneve, Geneva, Switzerland ("Sofigen"), a listed finance company investing in privately-owned, medium-sized businesses in Europe and the United States. From
1982 to 1987, Mr. Kirk served in several positions for Thyssen Bornemisza N.V., a diversified family-owned industrial group of companies based in Monaco and
Amsterdam, including, from 1983, head of Corporate Development, and from 1985,
Senior Vice President and head of Mergers and Acquisitions. In these capacities,
Mr. Kirk was responsible for numerous transactions with industrial companies.
From 1978 to 1981, Mr. Kirk was a manager of the Boston Consulting Group, an international consulting firm based in Munich, Germany, where Mr. Kirk served as a management consultant to several large German public corporations and privately-owned companies. Mr. Kirk received a Ph.D. from Oxford University in
1973. He has been a director or advisory board member of companies in Germany,
Switzerland, Austria, Holland and the United States. Mr. Kirk speaks fluent
German, French and English.



                                                                                       Age,
Name and Occupational Description                                                 June 15, 1999           Director Since
---------------------------------                                                 -------------           --------------
MICHAEL J. ROSENBERG.                                                                   71                 January 1998
Mr. Rosenberg has been a director of the Company since January
1998. From 1961 to 1996, Mr. Rosenberg was employed in various capacities by
Rosenthal & Rosenthal, Inc., New York City, where he ultimately became Executive
Vice President. Prior to this, from 1959 to 1961, Mr. Rosenberg was employed by
Sterling National Bank, New York, and, from 1958 to 1959, he worked for A.J.
Armstrong & Co., New York. From 1953 to 1958, Mr. Rosenberg was employed by
Meinhard & Co., New York. He is a member of the Board of Directors of DVL, Inc.
and Magna-Labs, Inc, both NASDAQ-listed public companies. He has been, and continues to be, active in numerous charitable, philanthropic and professional organizations, including serving on the Boards of New York University and the
Town Hall Foundation. From 1951 to 1953, Mr. Rosenberg served as a First
Lieutenant in the U.S. Army in Korea, where he was decorated with the Silver
Star and the Bronze Star. He received his B.S. from Upsala College in 1951 and his MBA from New York University in 1955.



                                                                                       Age,
Name and Occupational Description                                                 June 15, 1999           Director Since
---------------------------------                                                 -------------           --------------
IRA T. WENDER.                                                                          72                 January 1998
Mr. Wender has been a director of the Company since January 1998.
Mr. Wender has been of counsel to, or a partner with, the New York law firm of
Patterson, Belknap, Webb and Tyler from 1986 to date. From 1971 to 1986, he was a partner with the law firm of Wender, Murase and White, New York, and from 1959 to 1971, he was a partner with the law firm of Baker & McKenzie, New York. From
1949 to 1952, and from 1954 to 1959, he was an associate at the law firm of Lord
Day & Lord, New York. In the years 1952 to 1954, he was Assistant Director of the Harvard Law School International Program in Taxation. During the years 1954 to 1958, Mr. Wender was a Lecturer in Taxation at the NYU School of Law and
co-authored "Foreign Investment and Taxation," which was published in 1955 by
Prentice Hall. Mr. Wender attended Swarthmore College from 1942 to 1945, and received a J.D. degree from the University of Chicago Law School in 1948, and an
L.L.M. in Taxation from the New York University School of Law in 1951. From 1969
to 1974, Mr. Wender was Chairman of C. Brewer & Company Ltd., Honolulu, Hawaii
(sugar production and international agriculture), and from 1978 to 1982, he was
President and Chief Executive Officer of A.G. Becker - Warburg Paribas Becker,
Inc. (investment banking). From 1982 to 1986, he was Chairman of The Sussex
Organization, Inc. (investment banking), and from January 1994 to September
1994, he was Chairman of Perry Ellis, Inc. Mr. Wender is currently a director of, and Chairman of the Compensation Committee of the Board of Directors of, The
Dime Savings Bank, New York, and he is a director of, and a member of the
Compensation Committee of the Board of Directors of, Refac Technology, Inc.


                COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Company has established standing Audit and Governance, Compensation, Nominating and Executive Committees to assist the Board of Directors in discharging its responsibilities.

         The Audit and Governance Committee reviews the Company's internal controls, the objectivity of its financial reporting and the scope and results of the auditing engagement. It meets with appropriate financial personnel of the Company and independent accountants in connection with these reviews. The Audit and Governance Committee recommends to the Board the appointment of the independent accountants, subject to ratification by the stockholders at the annual meeting, to serve as auditors for the following year in examining the corporate accounts. The Audit and Governance Committee also reviews the audit and non-audit fees of the Company's independent accountants. The independent accountants periodically meet with the Audit and Governance Committee and have access to the Audit and Governance Committee at any time. The Audit and Governance Committee also advises the Board of Directors of the Company on corporate governance issues, such as interested party transactions, director independence and the composition of Board Committee personnel. Established in January 1998, the Audit and Governance Committee held no meetings during the fiscal year ended December 31, 1998. Its members are Messrs. Cole (Chairman), Bolger and Rosenberg.

         The Compensation Committee makes recommendations to the Board of Directors with respect to the compensation of officers. Upon adoption by the Board and ratification by the stockholders, it will administer, and make recommendations for stock option grants under, the Company's Director Stock Option Plan and any Executive Stock Option Plan or other compensation plan the Company may adopt at a later date. It will determine and certify whether performance goals and other terms of agreements to be executed with certain executives have been satisfied. Its members are Messrs. Wender (Chairman), Bolger and Wright. Established in January 1998, the Compensation Committee held no meetings during the fiscal year ended December 31, 1998.

         The Nominating Committee advises the Board of Directors on filling any vacancies on the Board of Directors, and may also guide the Board on identifying appropriate individuals for other key positions with the Company. Established in January 1998, the Nominating Committee held no meetings during the fiscal year ended December 31, 1998. Its members are Messrs. Kirk (Chairman), Tebbe and Wright. At the present time, the Nominating Committee's procedures do not provide for the consideration by the Nominating Committee of nominees for Board positions made by the stockholders of the Company.

         The Executive Committee advises the Board of Directors with respect to the management and affairs of the Company and reviews and analyzes special projects which may be assigned to it from time to time by the Board of Directors. Established in January 1998, the Executive Committee held no meetings during the fiscal year ended December 31, 1998. Its members are Messrs. Wright (Chairman), Kirk and Tebbe.

         The Company's Board of Directors held four meetings during the fiscal year ended December 31, 1998.

          VOTING SECURITIES OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The management of the Company has been informed that, as of June 11, 1999, the persons identified in the table below, including all directors, nominees for director, executive officers and all owners known to the Company of more than 5% of any class of the Company's voting securities, owned beneficially, within the meaning of Securities and Exchange Commission ("SEC") Rule 13d-3, the securities of the Company reflected in such table. Except as otherwise specified, the named beneficial owner claims sole investment and voting power as to the securities reflected in the table.

                      BENEFICIAL OWNERSHIP OF COMPANY STOCK


                                                 Number of Shares of
Beneficial Owner(1)                                 Common Stock                   Percent of Class
-------------------                                 ------------                   ----------------
Gerold Tebbe(2)                                      2,781,443                          61.17%

Tony Kirk(3)                                            50,000                           1.01%

All Directors and Officers as a group                2,831,443                          62.27%
(7 persons)(4)


(1) The address for Messrs. Tebbe and Kirk is c/o Deotexis, Inc., 885 Third Avenue, Suite 2900, New York, New York 10022-4834.

(2) Ownership includes: (i) 2,731,443 shares of Common Stock owned of record by Overton Holdings Limited, a Turks & Caicos Islands corporation wholly-owned and controlled by Gerold Tebbe, the President, Chief Executive Officer, Secretary, Treasurer and the Vice Chairman of the Board of Directors of the Company, and (ii) 50,000 shares of Common Stock beneficially owned by Deotexis AG, a Swiss corporation wholly-owned and controlled by Gerold Tebbe.

(3)   Mr. Kirk is a director and Acting Chief Financial Officer of the Company.

(4) Other than as described in the following paragraph, with the exception of Messrs. Kirk and Tebbe, none of the other directors of the Company beneficially owns any Common Stock of the Company.

         In addition, and in accordance with the Company's Director Stock Option Plan approved by the Company's stockholders at the 1998 Annual Meeting of the Stockholders on July 17, 1998, each current director of the Company is entitled to the grant of an option for $20,000 worth of Company Common Stock as of May 20, 1999. Because the Company's Common Stock does not trade regularly, the per share price to be used to determine the number of shares that constitute $20,000 worth of Company Common Stock is still being considered, and the exact number of shares to be subject to each director's option has not yet been determined. The Company anticipates, however, that the per share price that ultimately will be used to determine the number of option shares will result in each director receiving a grant of an option for no more than 750 shares of Company Common Stock.

EXECUTIVE COMPENSATION

         From its incorporation on March 6, 1992 until the present, except for
(1) certain payments to a former officer and director of the Company for the use of office space provided to the Company by that former officer and director, (2) certain payments to another former officer and director of the Company for consulting services rendered to the Company by a firm affiliated with that former officer and director, both of which agreements were terminated in October 1997 and (3) certain consulting fees paid to a current Director and Acting Chief Financial Officer of the Company (see "Certain Relationships and Related Transactions - Related Party Transactions--CONSULTING FEES PAID TO TONY KIRK," below), the Company has not paid any salary or other compensation to Mr. Tebbe, Mr. Kirk, as Acting Chief Financial Officer, any other officer or director or any other person. Currently, other than as described below, involving contingent compensation to be paid to Mr. Tebbe in connection with his contribution to the Company of patents, patent applications, and related intellectual property, there is no agreement between the Company and Mr. Tebbe to compensate Mr. Tebbe for his services to the Company, and he is providing his services and expertise to the Company free of charge. During the fiscal year ended December 31, 1998, neither of Gerold Tebbe, the Vice Chairman, Chief Executive Officer, President, Secretary and Treasurer of the Company, or Tony Kirk, a director and the Acting Chief Financial Officer of the Company, nor any other director or employee of the Company, received compensation from the Company in excess of $100,000, other than that Tony Kirk, a director of the Company since January 1998, and Acting Chief Financial Officer since March 1999, performed certain consulting services for the Company for the fiscal year ended December 31, 1998, for which the Company paid him $398,000. (See "Certain Relationships and Related Transactions -- Related Party Transactions -- CONSULTING FEES PAID TO TONY KIRK," below.)

CONTINGENT COMPENSATION TO GEROLD TEBBE

         The Company has an agreement in principle with Gerold Tebbe, the President, Chief Executive Officer, Secretary, Treasurer and Vice Chairman of the Board of the Company, to pay Mr. Tebbe 1% per annum of all net revenues recognized by the Company in connection with the commercial exploitation of the Company's patents and patent rights. The Company made this agreement with Mr. Tebbe when Mr. Tebbe, prior to becoming a director and officer of the Company, agreed to contribute his patents, patent rights and related intellectual property to the Company in connection with the sale of 4,183,125 shares of the Company's Common Stock to Overton Holdings Limited, a Turks and Caicos Islands corporation ("OHL"), of which Mr. Tebbe is the 100% beneficial owner. The Company has agreed with Mr. Tebbe that royalty payments under this agreement will not accrue and be payable to Mr. Tebbe unless and until the Company has recognized net income from that patent or patent right during such year, as determined in accordance with generally accepted accounting principles, as applied in the United States. The Company expects to formalize this royalty agreement with Mr. Tebbe in the next twelve (12) months. The Company has agreed further that Mr. Tebbe may renegotiate the terms of such royalty compensation, in the event the current stockholders of the Company (other than OHL and other than those stockholders of the Company that received their shares of stock by gift from OHL (see "Certain Relationships and Related Transactions -- Gift of Shares by Overton Holdings Limited," below)) transfer a majority of their shares of the Company's Common Stock to persons other than the current shareholders. Currently, the Company's agreement with Mr. Tebbe is independent of his remaining in any of his positions as Vice Chairman of the Board, President, Chief Executive Officer, Secretary and Treasurer of the Company. To date, the Company has not recognized any net income from any patent, patent right, or related intellectual property contributed to the Company by Mr. Tebbe, and Mr. Tebbe has not received any royalty payments from the Company.

STOCK OPTIONS

         During the fiscal year ended December 31, 1998, the Company did not grant to any other party any option, warrant or similar security entitling any other party to purchase any of the Company's Common Stock or Preferred Stock.

EMPLOYMENT AGREEMENTS

         The Company currently does not have an employment agreement with Mr. Gerold Tebbe or Mr. Tony Kirk, the Company's only officers, though it may enter into such an agreement with Mr. Tebbe sometime in the future. In addition, the Company expects to offer employment agreements to members of senior management of the Company at the time such officers are recruited. Mr. Kirk, as Acting Chief Financial Officer of the Company, will not have an employment agreement with respect to his interim position.

COMPENSATION OF DIRECTORS

         CASH COMPENSATION. Each member of the Board of Directors will receive $20,000 annually in cash compensation for his services to the Company as a director. In addition, the Company will reimburse its directors for reasonable out-of- pocket expenses incurred in connection with attendance by the directors at meetings of the Board or any committee thereof.

         STOCK COMPENSATION. Pursuant to the 1998 Director Stock Option Plan, adopted by the Board of Directors of the Company, and ratified and approved by the Company's stockholders, the Company has agreed to grant options for $20,000 worth of the Company's Common Stock annually to each director. The exercise price of options granted pursuant to the 1998 Director Stock Option Plan will be equal to the fair market value of a share of the Company's Common Stock on the date of the grant of the option. As was mentioned above (see "Beneficial Ownership of Company Stock"), the Company currently is in the process of determining what the appropriate per share fair market value is for a share of the Company's Common Stock, to enable it to fix the number of shares subject to the option grant to be made to each director for 1999.


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

GIFT OF SHARES BY OVERTON HOLDINGS LIMITED

         On February 24, 1998, Gerold Tebbe, the President, Chief Executive Officer, Secretary, Treasurer and the Vice Chairman of the Board of the Company, to satisfy a commitment he made to a group of 486 individuals and entities (the "Giftees") prior to his acquiring beneficial majority control of the Company through OHL, caused OHL to gift 1,449,182 shares of the Common Stock of the Company to the Giftees. The gift of shares by OHL included a gift of (i) 50,000 shares to Deotexis AG, a Swiss corporation 100% owned and controlled by Gerold Tebbe, and (ii) 50,000 shares to Tony Kirk, a director and Acting Chief Financial Officer of the

Company. The 1,449,182 shares of Common Stock of the Company gifted by OHL to the Giftees represented, at the time of the gift, 34.64% of the Common Stock of the Company held by OHL, and 31.87% of the total outstanding shares of Common Stock of the Company. Following the gift of shares described above, OHL owned 2,733,943 shares of Company Common Stock, or 60.13% of the total outstanding shares of Common Stock of the Company. Following the gift of shares described above, Gerold Tebbe beneficially owned, through OHL and Deotexis AG, 2,783,943 shares of Company Common Stock, or 61.23% of the total outstanding shares of Common Stock of the Company.

TRANSFER OF SHARES BY OHL FOR SERVICES PERFORMED

         In April 1998, Gerold Tebbe caused OHL to transfer 1,250 shares of Company Common Stock to each of Tremont Capital Limited and GRIM Investments Ltd., an investment vehicle for M.L.H. Quin & Co., to compensate them for work performed in connection with securing a listing for the Company's Common Stock on the Bermuda Stock Exchange. Following the transfer of the 2,500 shares described above, OHL continues to own 2,731,443 shares of Company Common Stock, or 60.07% of the total outstanding shares of Common Stock of the Company. Following the transfer of the 2,500 shares described above, Gerold Tebbe continues to beneficially own, through OHL and Deotexis AG, 2,781,443 shares of Company Common Stock, or 61.17% of the total outstanding shares of Common Stock of the Company.

RELATED PARTY TRANSACTIONS

         TEBBE ROYALTY. As discussed above, the Company has an agreement in principle with Gerold Tebbe, President, Chief Executive Officer, Secretary, Treasurer and Vice Chairman of the Board of the Company, to pay Mr. Tebbe one percent (1%) per annum of all net revenues recognized by the Company in connection with the commercial exploitation of the Company's patents, patent rights and related intellectual property. The Company entered into this arrangement with Mr. Tebbe in connection with his contribution of those patents, patent rights and related intellectual property to the Company at the time Mr. Tebbe acquired control of the Company. The Company has agreed that Mr. Tebbe may renegotiate the terms of such royalty compensation, in the event the current shareholders of the Company (other than OHL and other than the Giftees) transfer a majority of their shares of the Company's Common Stock to persons other than the current shareholders.

         The royalty compensation arrangement between the Company and Mr. Tebbe provides that no payments shall accrue and be payable to Mr. Tebbe unless and until the Company has recognized net income from that specific patent or patent right during a given fiscal year, as determined in accordance with generally accepted accounting principles, as applied in the United States. To date, the Company has not recognized any net income from any patent, patent right or related intellectual property contributed to the Company by Mr. Tebbe, and Mr. Tebbe has not received any royalty payments from the Company.

         CONSULTING AGREEMENT WITH TONY KIRK. Within the next twelve (12) months, the Company expects to enter into a consulting agreement with Tony Kirk, a director and the Acting Chief Financial Officer of the Company, pursuant to which Mr. Kirk will consult with and advise the Company with respect to the potential acquisition of an operating company in the United

States or Europe and also with respect to the formation of joint ventures with, or investments in, potential technology partners. The exact provisions of this agreement have yet to be negotiated, but the Company anticipates that Mr. Kirk will be paid a fee for his consulting services, the majority of which would be payable upon the successful consummation of such an acquisition, joint venture or strategic investment.

         CONSULTING FEES PAID TO TONY KIRK. During the period from January 1, 1998 to December 31, 1998, Tony Kirk, who became a director of the Company on January 19, 1998, and Acting Chief Financial Officer of the Company on March 23, 1999, performed consulting and other services for the Company, for which the Company paid him $398,000. In addition, Mr. Kirk continues to perform such services for the Company and may be paid additional amounts for consulting and other services rendered to the Company for periods subsequent to the 1998 fiscal year, until the negotiation and execution of the Consulting Agreement referred to above, at which time the Consulting Agreement will control the relationship between Mr. Kirk and the Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         The Company's directors and executive officers are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in beneficial ownership of the Company's equity securities with the SEC. Copies of those reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company and written representations that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 1998, all filing requirements applicable to directors and executive officers were complied with, except that Forms 3 for all the directors of the Company were filed in May 1998, and except that a transfer of Company stock for services rendered by Mr. Tebbe in April 1998 will be reported on a Form 4 in June 1999.


                      RATIFICATION OF SELECTION OF AUDITORS

         The stockholders are to take action upon ratification of the selection of M.R. Weiser & Co. LLP ("M.R. Weiser") as auditors of the Company for its fiscal year ending December 31, 1999. Representatives of M.R. Weiser are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions. M.R. Weiser was retained as the independent accountants for the Company in January 1998, and audited the books and records of the Company for the fiscal years ended December 31, 1997 and 1998, in connection with, among other things, the preparation of the Company's 10-K reports for such period. While ratification by the stockholders of the appointment of M.R. Weiser is not required by Nevada law, by the rules and regulations of the Securities and Exchange Commission, or by the Company's Articles of Incorporation or By-laws, management of the Company believes that such ratification is desirable. If the selection of M.R. Weiser is not ratified, or prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent accountants whose selection for any period subsequent to the next annual meeting will be presented for stockholder approval at such meeting.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

         Stockholder proposals intended for inclusion in the Proxy Statement for the next annual meeting must be received by the Company at its principal executive offices by November 30, 1999.


                                     GENERAL

         The Board of Directors did not know of any business constituting a proper subject for action by the stockholders to be presented to the meeting other than as set forth in this Proxy Statement. However, if any other matter should properly come before the meeting, the persons named in the enclosed form of proxy intend to vote such proxy in accordance with their best judgment.

         The Company's 1998 Form 10-K Annual Report to the Securities and Exchange Commission, exclusive of exhibits, has been mailed to each stockholder with this Proxy Statement.

         The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy, the Annual Report on Form 10-K and any additional material which may be furnished to stockholders. Solicitation material will be furnished to brokers, fiduciaries and custodians to forward to beneficial owners of stock held in their names, and the Company will reimburse these organizations in accordance with the New York Stock Exchange schedule of charges for the cost of forwarding proxy material to such beneficial owners. The solicitation of proxies will also be made by the use of the mails and through direct communication with certain stockholders or their representatives by officers, directors or employees of the Company, who will receive no additional compensation therefor.


                                  By Order of the Board of Directors,


                                      GEROLD TEBBE, Secretary

                                 DEOTEXIS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ROBERT F. WRIGHT and GEROLD TEBBE, and each of them, each with full power of substitution, hereby are authorized to vote, by a majority of those or their substitutes present and acting at the meeting or, if only one shall be present and acting, then that one, all of the shares of Deotexis, Inc. that the undersigned would be entitled, if personally present, to vote at its 1999 annual meeting of stockholders, to be held July 21, 1999, and at any adjournment thereof, upon such business as may properly come before the meeting, including the items set forth below and in the notice of annual meeting and the proxy statement.

    By this Proxy, you may indicate the way you would like your shares of Deotexis, Inc. Common Stock to be voted by Gerold Tebbe or Robert F. Wright with respect to the two questions to be voted on by the stockholders of Deotexis, Inc. at the Annual Meeting. In the event that you are unable to attend the Annual Meeting in person, if you properly fill out and return this proxy form, Gerold Tebbe or Robert F. Wright will be obligated to vote your shares as you have indicated.

ELECTION OF DIRECTORS--NOMINEES:

DAVID F. BOLGER, AUBREY L. COLE, TONY KIRK, MICHAEL J. ROSENBERG, GEROLD TEBBE,
  IRA T. WENDER AND ROBERT F. WRIGHT

               PLEASE COMPLETE, DATE AND SIGN AND RETURN PROMPTLY

    /X/  Please mark your votes as in the example at left.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

    The Board of Directors of the Company has nominated the seven individuals listed above to be directors of the Company. If you wish to vote FOR all of these individuals, mark the box below under "FOR ALL NOMINEES." If you wish to vote AGAINST ALL of these individuals, mark the box below under "AUTHORITY WITHHELD AS TO ALL NOMINEES." If you wish to vote FOR certain individuals, but AGAINST others, write in the names of those individuals you wish to vote AGAINST on the line below "For, except vote withheld for the following nominee(s)." If you choose the option to vote FOR certain individuals and AGAINST others, you will be deemed to have voted FOR all individuals whose names ARE NOT WRITTEN on the line provided.

(i)        Election of Directors                       FOR ALL                AUTHORITY WITHHELD
                                                       NOMINEES               AS TO ALL NOMINEES
                                                         / /                         / /

            For, except vote withheld for the following nominee(s):

--------------------------------------------------------------------------------

    The Board of Directors of the Company has chosen M.R. Weiser & Co. LLP to audit the Company's books and records for the 1999 fiscal year. If you wish to APPROVE this decision, mark the box below under "For." If you wish to DISAPPROVE this decision, mark the box below under "Against." If you desire not to register a vote on this question, do not mark any box, or mark the box below under "Abstain."

(ii)       Selection of M.R. Weiser & Co., LLP as auditors              For / /   Against / /  Abstain / /

                                          NOTE: Please sign exactly as your name
                                          appears hereon. If the named holder is
                                          a corporation, partnership or other
                                          association, please sign its name and
                                          add your name and title. When signing
                                          as an attorney, executor,
                                          administrator, trustee or guardian,
                                          please also give your full title. If
                                          shares are held jointly, ALL holders
                                          should sign.

                                          --------------------------------------

                                          --------------------------------------

                                          Signature(s)                  Date